EXHIBIT 5.1


                                  June 27, 2000




United Shipping & Technology, Inc.
9850 51st Avenue North, Suite 110
Minneapolis, MN 55442

         RE:      UNITED SHIPPING & TECHNOLOGY, INC.
                  2000 STOCK OPTION PLAN
                  REGISTRATION STATEMENT ON FORM S-8

Gentlemen:

         I am General Counsel of United Shipping & Technology, Inc. (the "Company"), in connection with 3,000,000 shares of common stock, $.004 par value (the "Shares"), of the Company issuable upon exercise of options granted under the Company's 2000 Stock Option Plan (the "Plan") and included in a Registration Statement on Form S-8 (the "Registration Statement"), I have examined such documents and have reviewed such questions of law as I have considered necessary and appropriate for the purposes of this opinion and, based thereon, I advise you that, in my opinion the Shares have been duly authorized by the Company and when duly executed and authenticated, paid for and delivered in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

         I hereby consent to the filing of this opinion as an exhibit to the above described Registration Statement.

                                   Very truly yours,



                                   By  /s/ Kenneth D. Zigrino
                                      -----------------------------------
                                           Kenneth D. Zigrino, General Counsel
                                           of United Shipping & Technology, Inc.